                                                                   Exhibit 23.4


The Board of Directors
Hadco Corporation:


We consent to incorporation by reference in the registration statement (Nos. 333-57467 through 333-57467-04) on Form S-4 of Hadco Corporation of our reports dated January 19, 1996, relating to the consolidated balance sheets of Zycon Corporation and subsidiary as of December 31, 1995, and the related consolidated statements of income, shareholders' equity, and cash flows for the year ended December 31, 1995, which report appears in the January 10, 1997, current report on Form 8-K/A of Hadco Corporation.



                                                       /s/ KPMG Peat Marwick LLP


Mountain View, California

October 13, 1998